Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Glencore plc

Address of Joint Filer:	Baarermattstrasse 3, CH-6340, Baar, Switzerland

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Bunge Global SA [BG]

Date of Event Requiring Statement (Month/Day/Year)
(Month/Day/Year):	07/02/2025

Designated Filer:	Glencore plc

Signature:

GLENCORE PLC

/s/ John Burton
Name:	John Burton
Title:	Company Secretary

Dated: July 7, 2025

Joint Filer Information
(continued)

Name of Joint Filer:	Glencore International AG

Address of Joint Filer:	Baarermattstrasse 3, CH-6340, Baar, Switzerland

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Bunge Global SA [BG]

Date of Event Requiring Statement (Month/Day/Year)
(Month/Day/Year):	07/02/2025

Designated Filer:	Glencore plc

Signature:

GLENCORE INTERNATIONAL AG

/s/ John Burton
Name:	John Burton
Title:	Director

/s/ Peter Friedli
Name:	Peter Friedli
Title:	Officer

Dated: July 7, 2025

Joint Filer Information
 (continued)

Name of Joint Filer:	Danelo Limited

Address of Joint Filer:	Baarermattstrasse 3, CH-6340, Baar, Switzerland

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Bunge Global SA [BG]

Date of Event Requiring Statement (Month/Day/Year)
(Month/Day/Year):	07/02/2025

Designated Filer:	Glencore plc

Signature:

DANELO LIMITED

/s/ John Burton
Name:	John Burton
Title:	Authorized Signatory

Dated: July 7, 2025